UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 6, 2007

WINDSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road Little Rock, Arkansas	72212-2442
(Address of principal executive offices)	(Zip Code)

Registrant’s telephon e number, including area code:  (501) 748-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 6, 2007, Windstream Corporation (“Windstream”) commenced an exchange offer for its outstanding 7% Senior Notes due 2019 (the “Old Notes”). The Old Notes were originally issued February 27, 2007 in a private offering in an aggregate principal amount of $500,000,000. Holders of the Old Notes may exchange them for an equal principal amount of a new issue of 7% Senior Notes due 2019 (the “New Notes”) pursuant to an effective registration statement on Form S-4 filed with the Securities and Exchange Commission. Terms of the New Notes are substantially identical to those of the Old Notes, except that the transfer restrictions, registration rights and special interest provisions relating to the Old Notes do not apply to the New Notes.

The exchange offer will expire at 5:00 p.m., New York City time, on May 9, 2007, unless extended. Tenders of the Old Notes must be made before the exchange offer expires and may be withdrawn at any time before the exchange offer expires.

Documents describing the terms of the exchange offer, including the prospectus and transmittal materials for making tenders, can be obtained from the exchange agent, U.S. Bank National Association, 60 Livingston Avenue, St. Paul, Minnesota 55107, Attn: Specialty Finance Group, telephone (800) 934-6802.

The press release announcing commencement of the exchange offer is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

No.	Description
99.1	Press Release dated April 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WINDSTREAM CORPORATION

Date: April 6, 2007	By:	/s/ John P. Fletcher
	Name:	John P. Fletcher
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

No.	Description
99.1	Press Release dated April 6, 2007.